Jennison Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         				July 26, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


 Re: Jennison Natural Resources Fund, Inc.
 File No. 811-05206


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form
N-SAR for Jennison Natural Resources Fund,
Inc. for the fiscal year ended May 31, 2005. The Form
N-SAR was filed using the EDGAR system.



                                  Very truly yours,



                               /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                 Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of July 2005.







Jennison Natural Resources Fund, Inc.





Witness: /s/ Jonathan D. Shain		By:/s/ Grace C. Torres
            Jonathan D. Shain	             Grace C. Torres
            Assistant Secretary		Treasurer





























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